OFFICE LEASE AGREEMENT

FOR

CENTENNIAL TOWER

101 MARIETTA STREET

ATLANTA, GEORGIA

BY AND BETWEEN

ATLANTA CENTENNIAL, LLC

LANDLORD

AND

WINSONIC DIGITAL MEDIA GROUP, LTD.

TENANT

DATED AS OF : OCTOBER 12TH, 2005

TABLE OF CONTENTS

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease"), is made and entered into effective as of the 12th day of October, 2005, between Landlord, as hereinbelow defined, and Tenant, as hereinbelow defined.

W I T N E S S E T H:

1. BASIC LEASE INFORMATION AND DEFINITIONS

As used herein, certain basic terms of the Lease shall have the following meanings:

"Actual Costs" means the actual amount paid or incurred by Landlord for Operating Costs and Taxes during any Calendar Year.

"Agreed Interest Rate" shall have the meaning set forth in subparagraph 5(b).

"Approximate Rentable Area of the Premises" means 9,415 rentable square feet determined in accordance with the BOMA standards for calculating such measurement as referenced in subparagraph 37(k) of this Lease.

"Base Rent" means the amount of Base Rent indicated hereinbelow:

Period	Annual Base Rent	Monthly Base Rent
Months 1-12	$197,715.00	$16,476.25
Months 13-24	$203,646.48	$16,970.54
Months 25-36	$209,755.80	$17,479.65
Months 37-48	$216,048.48	$18,004.04
Months 49-60	$222,530.04	$18,544.17
Months 61-72	$229,205.88	$19,100.49
Months 73-84	$236,082.00	$19,673.50
Months 85-96	$243,164.52	$20,263.71
Months 97-108	$250,459.44	$20,871.62
Months 109-120	$257,973.24	$21,497.77
Months 121-126**	$132,211.26**	$22,035.21
** six months		

The annual Base Rent due and owing from Tenant to Landlord for the first twelve months following the Commencement Date as provided above equals the total sum of One Hundred Ninety-Seven Thousand Seven Hundred Fifteen and 00/100 Dollars ($197,715.00), which is the equivalent of $21.00 per rentable square foot of the Premises. Upon the commencement of the second twelve month period following the Commencement Date and each twelve month period thereafter during the Lease Term, and effective simultaneously with such dates, the annual Base Rent amount (and the monthly installments thereof), calculated without taking into account any abatement or discount, shall be increased by two and one-half percent (2.5%) of the total annual Base Rent amount for the prior year, compounded, as shown in the schedule above.

Notwithstanding the foregoing, the monthly Base Rent payable by Tenant for the six (6) full months following the Commencement Date shall be abated as set forth in Paragraph 2 of the Special Stipulations attached hereto as Exhibit "G".

"Base Year Operating Costs" means the amount of Operating Costs actually incurred by Landlord for calendar year 2006 as adjusted in accordance with subsection 6(b) hereinbelow.

"Base Year Taxes" means the amount of Taxes actually incurred by Landlord for calendar year 2006.

"Broker" means Jackson Oats Shaw Corporate Real Estate ("Landlord's Broker"), and Shaw & Associates ("Tenant's Broker").

"Building" means the multi-story office building constructed on the Property, commonly known as Centennial Tower, 101 Marietta Street, Atlanta, Georgia, 30303.

"Building Rentable Area" means 638,396 square feet.

"Calendar Year" means each calendar year of the Lease Term.

"Commencement Date" shall mean November 1, 2005.

"Estimated Costs" means Landlord's estimate of Actual Costs for each Calendar Year which shall be prepared by Landlord.

"Health/Fitness Facility" shall have the meaning set forth in Paragraph 46 of this Lease.

"Landlord" means Atlanta Centennial, LLC, a Delaware limited liability company, its successors and assigns.

"Landlord's Address" shall, for purposes of Tenant's sending any notice to Landlord required or permitted by this Lease, mean Atlanta Centennial, LLC, c/o Jackson Oats Shaw, 145 Technology Parkway NW, Norcross, Georgia 30092, with copies to c/o Centennial Management Office, Suite 3130, Centennial Tower, 101 Marietta Street, Atlanta, Georgia 30303; and shall, for purposes of paying Rent and all other payments due under the Lease, mean:

Via U.S. Mail:
Atlanta Centennial, LLC
P.O. Box 60837
Charlotte, NC 28260-0837

Via Overnight:
Structured Products Servicing
Wachovia Securities
1525 West W.T. Harris Blvd.
Bldg. 2-C-2 (Ref. #60837)
Charlotte, N.C. 28262

Wire:
Beneficiary Bank: Wachovia Bank, NA
ABA Routing & Transit #: 053000219
Beneficiary Account Number: 5000000071607

"Lease" means this Lease, including all exhibits attached hereto.

"Lease Date" means the effective date of this Lease which shall be the date on which the later of Landlord or Tenant executes this Lease.

"Lease Term" shall mean the period commencing on the Lease Date and continuing thereafter for a period of one hundred twenty-six (126) months following the Commencement Date.

"New Premises" shall have the meaning set forth in Paragraph 42 of this Lease.

"Operating Costs" means all expenses incurred by Landlord as determined by Landlord to be necessary or appropriate for the operation, maintenance, and repair of the Building, the personal property used in conjunction therewith and the land upon which the Building is situated. Operating Costs shall include, but are not limited to, all expenses incurred by Landlord for repairs and general maintenance of the interior and exterior of the Property and the Building (including, but not limited to, glass breakage and replacement of floor and wall coverings in common areas of the Building and replacement of other components of the Building having a useful life of more than one year); heating, cooling, electricity, water, gas, sewers, refuse collection, telephone, cable and other communication services not chargeable to tenants, and similar utility services; the cost of supplies, janitorial and cleaning, security services, landscaping maintenance and replacements, window washing, insurance, management fees, services of independent contractors performing duties necessary to the operation of the Building, the cost of maintaining and operating the Building's Health/Fitness Facility (subject to the provisions of Paragraph 46 of this Lease), alterations or improvements made to the Building by reason of the laws and/or the requirements of any insurer, mortgagee, or governmental agency, the amortization (together with financing charges) of the cost of installation (including labor and materials) of capital investment items, the cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with such Operating Costs, including the Building manager, and any other expense or charge which, when determined in

accordance with accepted principles of sound management and accounting practices applicable to first-class office building complexes and consistently applied, would be considered an expense of maintaining, operating or repairing the Building and the land upon which it is situated.

Operating Costs does not include the following: Taxes, leasing commissions, finders' fees, brokerage fees and similar fees, and costs incurred with the negotiation or enforcement of leases but not management fees; rent under any ground leases; costs of furnishing services to other tenants or occupants to the extent that such services are materially in excess of services Landlord offers to all tenants at Landlord's expense; lease takeover costs incurred by Landlord in connection with new leases at the Property; costs and expenses of the sale of all or any portion of the Property; amounts received by Landlord through the proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Costs; costs incurred by Landlord with respect to repairs, goods, and services (including utilities sold and supplied to tenants and occupants of the Property) to the extent that Landlord is entitled to reimbursement for such costs; costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Property; interest, points and fees on debt or amortization or for any mortgage or mortgages encumbering the Property, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participation of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Property, or any part thereof; depreciation and, except as otherwise provided herein, amortization; the costs of the original construction of the Property and the improvements, income, franchise, transfer, inheritance, capital stock, estate, profit, gift, gross receipts or succession taxes; salaries, fringe benefits and other compensation for personnel not directly involved in the operation or management of the Building; costs of repairs or replacements incurred by reason of fire or other casualty or condemnation in excess of the value of the insurance deductible; costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant's expense and any other contribution by Landlord to the cost of tenant improvements to the extent such work is reimbursed or capitalized; Landlord's general corporate overhead and general administrative expenses, except as related to the operation or maintenance of the Building; rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature except for customary office equipment.

"Permitted Use" means general, clerical, administrative, and/or executive offices in a manner which is consistent with a comparable, first-class, office building in Atlanta, Georgia, and for no other purpose.

"Premises" means Suite 2600 located on the 26th floor of the Building as shown and described on Exhibit "B" attached hereto, together with any improvements now or at any time hereinafter comprising or built into such space.

"Property" means the land on which the Building is erected, which land is more particularly described in Exhibit "A" attached hereto and by this reference incorporated herein.

"Rent" means Base Rent plus Tenant's Share of Operating Costs and Taxes plus all other charges and other amounts owed by Tenant to Landlord pursuant to this Lease.

"Rules and Regulations" means the rules and regulations for occupants of the Building, as set forth in Exhibit "F" attached hereto and by this reference incorporated herein, together with such modifications thereof and additions thereto from time to time put in effect by Landlord.

"Security Deposit" shall mean the sum of $250,000.00 to be provided by Tenant in accordance with the provisions of Paragraph 3 of Exhibit "G" attached hereto.

"Special Stipulations" means the matters set forth in Exhibit "G" attached hereto and by this reference incorporated herein.

"Taxes" means (i) all real estate taxes and other assessments on the Building and/or the Property including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property, (ii) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property, and (iii) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (i) and (ii) above, including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Lease Term.

"Tenant" means WinSonic Digital Media Group, Ltd., a Nevada corporation.

"Tenant Move-In Rules and Regulations" means the rules and regulations for occupants of the Building, as set forth in Exhibit "F-1" attached hereto and by this reference incorporated herein, together with such modifications thereof and additions thereto from time to time put in effect by Landlord.

"Tenant's Pro Rata Share" means the percentage that expresses the ratio between the Approximate Rentable Area of the Premises (9,415) and the Building Rentable Area (638,396), which, for the purposes of this Lease, shall be one and forty-eight one hundredths percent (1.48 %), subject to increase or decrease due to an increase or decrease of the rentable square footage of either the Building or the Premises. Tenant's Pro Rata Share shall be adjusted for partial years at the beginning and end of the Lease Term.

2. PREMISES

(a) In consideration of Rent to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant for the Lease Term (unless sooner terminated as provided herein), the Premises in its "As-Is" condition, and Tenant hereby accepts and leases from Landlord the Premises in its "As-Is" condition. Tenant acknowledges and agrees that Landlord shall not be obligated to make, install,

furnish or pay for any alterations, additions or improvements of any kind in and to the Premises unless otherwise expressly provided for in this Lease.

(b) Provided Tenant shall not be in default hereunder and subject to the provisions elsewhere herein contained, including the Rules and Regulations of the Building, Tenant, and its employees, invitees, and licenses shall have the non-exclusive right to make use of the common areas of the Building in common with Landlord and other tenants and persons entitled to use the same.

(c) Except as otherwise expressly provided in this Lease, Tenant, at its sole cost and expense, shall be responsible for installing, moving, maintaining, adjusting, and repairing its furniture, fixtures, equipment, and personal property or other elements of interior design in the Premises, including but not limited to, its: (i) signage, pictures, bulletin boards, plaques, furniture, filing cabinets, computer cables, computer equipment, business machines, draperies, blinds, kitchen appliances, special water heaters, kitchen cabinets, private restroom fixtures, special air conditioning or power equipment, locks for furniture and filing cabinets, paging systems, modular furniture components (including task lighting, flat wiring, and power distribution cables), combination locks, specialty electrical devices, exhaust fans, fire extinguishers, and carpet squares, (ii) Tenant's non-standard signage, if any, to the extent approved by Landlord in its sole discretion, and (iii) any and all other furniture, fixtures, equipment or other personal property which were supplied, specified, requested or installed by Tenant.

3. USE

(a) Tenant shall throughout the Lease Term use and occupy the Premises solely for the Permitted Use and for no other use or purpose without the prior written consent of Landlord.

(b) Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises.

(c) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants or occupants of the Building, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose or for any business, use, or purpose deemed to be disreputable or inconsistent with the operation of a comparable, first-class, office building in Atlanta, Georgia. Tenant shall not cause, maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which

will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner.

(d) Without limiting generality of subparagraph 3(c) above, Tenant agrees and covenants to do each of the following with respect to the Premises: (i) not solicit in any manner in the Building; (ii) in advertising, publicity, or on signs, Tenant shall not, without Landlord's prior written consent, except as part of Tenant's mailing address, use the name "Centennial Tower" or any similar name or designation or any other name associated with the Building, shall not use pictures or other representations of the Building in advertising or publicity or on signs, and shall not use the designation "Centennial Tower", or any confusingly similar designation, as a trade name, trademark, or service mark, or component thereof; and (iii) Tenant shall apply for an maintain all licenses and permits required in the operation of its business in the Premises and do all other things necessary to comply with all laws and ordinances relating to its operation.

4. TERM AND POSSESSION

(a) The term of this Lease shall be the Lease Term as provided in Paragraph 1 herein above unless and until sooner terminated as herein provided.

(b) The Commencement Date shall be the date set forth in Paragraph 1 herein above.

(c) If, prior to the Commencement Date, Tenant shall enter into possession of all or any part of the Premises, the Lease Term, and all other obligations of Tenant to be performed during the Lease Term shall commence on, and the Commencement Date shall be deemed to be, the date of such entry; provided, no such early entry shall operate to change the stated duration of the Lease Term or the date the payment of Rent commences. Notwithstanding the foregoing, Tenant is allowed to enter the Premises under a license from Landlord during the period commencing seven (7) days prior to the Commencement Date, for the limited purpose of installing equipment, machinery, furniture, fixtures and other personal property, and such entry and use of the Premises shall not constitute acceptance of the Premises nor Tenant's acknowledgment of the Commencement Date, unless Tenant commences the operation of any portion of its business therein. Tenant agrees to assume all risk of loss or damage to such equipment, machinery, furniture, fixtures and other personal property and to satisfy all insurance and indemnity obligations of Tenant's under this Lease in connection with such right of entry.

(d) Tenant shall be deemed to have accepted the Premises as suitable for the purposes herein intended, being in the condition in which Landlord is obligated to deliver them and otherwise being in good order, condition and repair.

(e) If this Lease is executed before the Premises become vacant, or otherwise available for occupancy, or if any tenant or occupant of the Premises holds over, and Landlord is delayed, using good faith efforts in Landlord's discretion in acquiring possession of the Premises prior to the Commencement Date, or if Landlord is unable to tender possession of the Premises to Tenant on the specified date due to any other reason beyond the control of Landlord, Landlord shall not be in default hereunder nor in any way be liable to Tenant because of such delay, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the

same. In such event, the Commencement Date shall be postponed on a day for day basis, and the postponement shall operate to extend the Lease Term in order to give full effect to its stated duration notwithstanding any other provision hereof to the contrary. The deferment of installments of Base Rent shall be Tenant's exclusive remedy for postponement of the Commencement Date, and Tenant shall have no, and waives any, claim against Landlord because of any such delay.

(f) Within twenty (20) days following Landlord's written request, Tenant shall execute and deliver a document confirming the Commencement Date, and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder. Such document shall be in the form attached hereto as Exhibit "I" and by this reference incorporated herein.

5. RENT

(a) Tenant shall pay to Landlord commencing on the Commencement Date and throughout the Lease Term Base Rent as set forth in Paragraph 1 hereof, and other items of Rent as set forth in this Lease, payable monthly in advance (unless otherwise specified in this Lease), on or before the first day of each month during the term hereby demised in lawful money of the United States, without demand, deduction or offset whatsoever, to Landlord at Landlord's Address or to such other firm or to such other place as Landlord may from time to time designate in writing.

(b) (Intentionally deleted).

(c) If the Commencement Date is not the first day of a month, Tenant shall be required to pay a pro rata portion of the monthly Base Rent for the first partial month of the Term. Rent for any period of less than a full month shall be prorated based on the then current monthly Base Rent for each day of the partial month in question.

(d) Tenant agrees that if Rent or any other payment due hereunder from Tenant to Landlord remains unpaid five (5) days after said amount is due, the amount of such unpaid Rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to the greater of (i) Fifty and No/100 Dollars ($50.00) per day that such payment is delinquent, or (ii) five percent (5%) of the amount of the delinquent Rent or other payment. The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent Rent and other payments, including all accrued late charges, then outstanding. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. In addition to the late charge described above, any Rent or other payment due hereunder from Tenant to Landlord which remains unpaid ten (10) days after such amount is due shall bear interest from the date when due until paid at the rate of eighteen percent (18%) per annum or the rate six percent (6%) higher than the prime commercial lending rate from time to time of Bank of America, whichever is

more, provided however that if such rate exceeds the maximum rate permitted by law the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate". The provisions of this paragraph in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 21 of this Lease in the event said Rent or other payment is unpaid after the date due.

6. ADJUSTMENTS TO RENT

(a) In addition to the payment of Base Rent and all other charges provided for in this Lease, Tenant shall pay as Rent Tenant's Pro Rata Share of any increase in the total annual Operating Costs and Taxes. Said payments shall be made in the following manner:

(i) At least thirty (30) days prior to the commencement of each Calendar Year during the term hereof, Landlord shall furnish Tenant with a written statement setting forth the Estimated Costs for such Calendar Year, and a statement showing the amount by which Tenant's Pro Rata Share of the Estimated Costs exceeds Tenant's Pro Rata Share of Base Year Operating Costs and Base Year Taxes. Tenant shall pay one-twelfth (1/12) of its Pro Rata Share of such excess monthly.

(ii) Within ninety (90) days after the close of each Calendar Year, or as soon thereafter as reasonably possible, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs during that Calendar Year. If such Actual Costs exceed the Estimated Costs paid by Tenant to Landlord for such Calendar Year, Tenant shall pay to Landlord its Pro Rata Share of such excess within thirty (30) days after receipt of such statement. If the statement shows such Actual Costs to be less than the Estimated Costs, then Landlord shall credit the difference against rent due for the calendar months next following receipt of Landlord's written statement, or refund the difference to Tenant if the term has expired.

(iii) Notwithstanding anything contained herein to the contrary, in no event shall the Base Rent as set forth in Paragraph 1 herein ever be reduced.

(iv) The provisions of this Paragraph 6 shall not apply to any "extra services" provided by Landlord to Tenant during the Lease Term such as extra electrical consumption occasioned by Tenant's use of the Premises. The cost of such extra services shall be paid for entirely by Tenant, and the basis on which payment shall be made will be determined on a case-by-case basis.

(b) Anything to the contrary in this Paragraph 6 notwithstanding, in the event that the Building is not at least 95% occupied during any period of calendar year 2005 or any other Calendar Year, Landlord shall make reasonable adjustments necessary to project what the actual Operating Costs would have been had the Building been 95% occupied during the full term of the year and those projected Operating Costs shall be deemed to be the actual Operating Costs for purposes of the calculation of Actual Costs.

7. COMPLIANCE WITH LAWS

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner and Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, including without limitation, The Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq., as may be amended from time to time, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation, or requirement, shall, without limitation, be conclusive evidence of such violation as between Landlord and Tenant.

8. ALTERATIONS

(a) Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior consent of Landlord, except for the inclusion or placement of decorative items and moveable furniture. Any such alterations, additions, or improvements in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall, at Landlord's election, immediately become Landlord's property. At the expiration or sooner termination of the term herein provided, such alterations, additions or improvements shall, at Landlord's option, either remain on the Premises without compensation to Tenant, or be removed by Tenant at Tenant's sole cost and expense and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their condition as of the Commencement Date. In furtherance of the foregoing, Landlord shall be entitled to require that Tenant remove, among other alterations, additions or improvements any alterations, additions or improvements that are performed by or for the benefit of Tenant and that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively, the "Required Removables"). Without limitation, it is agreed that the Required Removables shall include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables shall be removed by Tenant on or before the expiration or sooner termination of the Lease Term. Tenant shall repair all damage caused by the installation or removal of the Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs and Tenant shall, within thirty (30) days after receipt of an invoice, reimburse Landlord for the costs incurred so by Landlord. Landlord shall have no obligation to return any portion of the Security Deposit until such time as the invoice is paid in full by Tenant, notwithstanding any

provision to the contrary in this Lease. At the time that Tenant request's Landlord's prior consent to any alteration, addition or improvement, Tenant may request Landlord's determination as to whether such alteration, addition or improvement shall, at the termination of the Lease, remain a part of the Premises as Landlord's property, or be removed by Tenant as described hereinabove.

(b) In the event Landlord consents to the making of any alteration, addition, or improvement by Tenant, the same shall (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord's and Tenant's insurance policies, after obtaining any required permits and licenses and in accordance with plans and specifications approved by Landlord; (ii) equal or exceed the then-current standard for the Building, provided that if the then-current standard is materially different from the now-current standard for the Building, then any such alteration, addition or improvement made by Tenant in or about the Premises need not equal or exceed the then-current standard for the Building but shall equal or exceed the now-current standard; (iii) utilize only new and first-class materials; and (iv) be made only after Tenant has provided to Landlord such indemnification and/or bonds, in such form and amount as may be required by Landlord, in Landlord's reasonable discretion, on a case-by-case basis, to protect against claims and liens for labor performed and materials furnished. Any contractor, subcontractor or other person selected by Tenant to make such alterations, additions or improvements, must first be approved in writing by Landlord, or, at Landlord's option, the alteration, addition, or improvement shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof within twenty (20) days after receipt of a statement.

(c) Landlord and Tenant recognize that some types of alterations, additions or improvements to the Premises may affect the density of use of the Premises, and that such changes may require mechanical changes in how Building services are provided to the Premises. Therefore, in considering any proposed alterations, additions or improvements, Landlord may also require that Tenant reimburse Landlord for the cost of changes to mechanical systems providing Building services to the Premises (e.g., re-routing or otherwise adjusting HVAC conduits serving the Premises). Landlord shall have the right to assess an administrative fee to cover Landlord's expense in reviewing any proposed alteration, addition or improvement. In addition, if such alteration, addition or improvement is approved, Landlord shall also have the right to assess an administrative fee to cover Landlord's expense in supervising Tenant's work in implementing such alteration, addition or improvement. Such assessments of administrative fees shall be payable upon demand, and shall be considered part of Rent under this Lease.

(d) Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not without Landlord's prior written consent: (i) paint, decorate or make any changes to the exterior of the Premises or the Building; (ii) install any exterior lighting, awning or protrusions, or any exterior signs, advertising matter, decoration or painting; (ii) install any drapes, blinds, shades or other coverings on exterior windows and doors; (iv) affix any window or door lettering, sign decoration or advertising matter to any window or door glass; or (v) erect or install any signs, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Such consent may be given or withheld in Landlord's sole discretion, and may be conditioned upon the size, design, color, lettering, location, illumination or such other criteria Landlord shall deem appropriate. Tenant shall at all times keep all signs approved by Landlord in good condition, in proper operating order and in

accordance with all applicable government regulations. Upon the expiration or sooner termination of this Lease, Tenant shall remove all such signs and shall promptly repair any damage to the Premises or the Building occasioned by such removal. Tenant's installations and removals of such signs shall be made in such manner as to avoid injury, defacement and structural overloading of the Premises, the Building and other improvements.

9. REPAIR

(a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear. Tenant shall upon the expiration or sooner termination of the term hereof, unless Landlord demands otherwise as in Paragraph 8 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions, and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear excepted. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

(b) Tenant shall repair all damage to the Building including common areas, restrooms, hallways, elevators, or any other area, fixture, or equipment of the Building caused by Tenant's installation or removal of its property or resulting from any act or conduct of Tenant, its employees, contractors, agents, licensees or invitees.

(c) All maintenance or repairs made by Tenant shall be made in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and any contractor or person selected by Tenant to make the same, and all subcontractors must first be approved in writing by Landlord, or, at Landlord's option, the maintenance or repair shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof within twenty (20) days after receipt of Landlord's statement therefor. In any event, all repairs shall be equal in quality and workmanship to the original work.

10. LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Rent and shall be payable to it by Tenant on demand and with interest at the Agreed Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection

of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days prior written notice of commencement of any construction on the Premises.

11. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not sell, assign, encumber, or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law.

(b) Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion for any part of the term hereof; and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) business days after receipt of Tenant's notice, to terminate this Lease as to the portion of the Premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the Rent, as defined and reserved hereinabove and as adjusted pursuant to Paragraph 6, shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving said notice by Tenant with respect to any of the Premises, shall not exercise its right to terminate, Landlord will not unreasonably withhold its consent to Tenant's subletting the Premises specified in said notice.

(c) Notwithstanding the foregoing provision, Landlord shall be under no obligation to consent to any proposed assignment or subletting, and Landlord's denial of consent thereto shall be conclusively deemed reasonable, if at the time of Tenant's notice an event of default hereunder exists and is continuing or any event or condition has occurred which with the passage of time (after notice, if required by the terms hereof) would give rise to an event of default hereunder. Further, any consent given by Landlord to a proposed assignment or subletting shall, at Landlord's option, be automatically rescinded if as of the date specified in Tenant's notice an event of default hereunder exists and is continuing or any event or condition has occurred which with the passage of time (after notice, if required by the terms hereof) would give rise to an event of default hereunder. In the absence of an event of default hereunder or of any such event or condition Landlord may nevertheless deny consent to an assignment or sublease if, by way of illustration but not limitation, (i) the credit rating of the proposed assignee or sublessee is unacceptable, (ii) the type of business to be conducted by the proposed assignee or sublessee on the Premises is in violation of any exclusive rights granted to other tenants of the Building or is inappropriate for a first class office building, (iii) the density of use of the Premises by the proposed assignee or sublessee is significantly greater than the then current

density of use of the Premises by Tenant, (iv) the rate of compensation, including, but not limited to, all rent requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Building at the then market rate as offered by Landlord, (v) the proposed assignee or sublessee is a person or entity which is, at the time of Tenant's notice, a tenant, subtenant or other occupant of the Building, or who is then dealing with Landlord or Landlord's agent (either directly or through a broker) with respect to space in the Building or who has so dealt with Landlord or Landlord's agent during the six (6) months immediately preceding the date of Tenant's notice, or (vi) the use of the Premises by the proposed assignee or sublessee would, in Landlord's reasonable opinion, increase Operating Costs of the Building, unless Tenant agrees to reimburse Landlord directly for such increase in Operating Costs.

(d) Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Lease is terminated pursuant hereto and rented by Landlord to the proposed subtenant or any other tenant. Tenant shall pay as Rent to Landlord, immediately upon receipt all rent or other consideration received by Tenant from any such assignee or subtenant, either initially or over the term of the assignment or sublease, which is in excess of the rental obligation required under the terms of this Lease for the Premises or portion thereof for which consent is granted.

(e) Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with any such proposed assignment or sublease, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

(f) Any subletting hereunder by Tenant shall not result in Tenant's being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this Paragraph 11, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of said compliance by each subtenant. If an event of default, as hereinafter defined, should occur while the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from the subtenant all rents and other sums becoming due to Tenant under the sublease and apply the rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such subtenant to make payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any subtenant will be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, subtenant, or occupant of the Premises will not be deemed a waiver of the covenants contained in this Lease or a release of Tenant under the Lease. The receipt by Landlord from any subtenant obligated to make payments of rent will be a full and complete release, discharge, and acquittance to the subtenant of its obligations to Tenant to the extent of any such amount of rent so paid to Landlord. Landlord is authorized and empowered, on behalf of Tenant to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant with respect to the

Premises and evidencing payment of rent, or any part thereof, and to receive and apply the proceeds therefrom in accordance with the terms hereof.

(g) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien, or other transfer shall not release Tenant from any of Tenants obligations hereunder or be deemed to be consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 11 shall be void.

(h) Any transfer of this Lease by merger, consolidation, or liquidation or any change in ownership of or power to vote the majority of outstanding voting stock of Tenant or, if Tenant is a partnership, any withdrawal, replacement or substitution of any partner or partners, either general or limited, shall constitute an assignment whether the result of a single or series of transactions, and shall be subject to Landlord's approval under subparagraph 11 (a).

12. INSURANCE AND INDEMNIFICATION

(a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord and any of its partners for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, excepting Landlord's gross negligence or willful acts, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, Acts of God, discharge of sprinklers, excessive heat or cold, sewage, odors, noise, bursting or leakage of pipes or plumbing fixtures, riot, strike, court order, governmental body or authority, other tenants, or explosion of the Building or the complex of which it may be a part or any, part thereof. Tenant will hold Landlord harmless from damages due to the interruption of Tenant's business caused by any damage whatsoever.

(b) Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability from any injury or damage to any person or property whatever: (i) occurring in, on, or about the Premises or any part thereof, and (ii) occurring in, on, or about any facilities (including without limitations, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees or any other person entering the Premises with express or implied invitation of Tenant. Tenant further agrees to indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person, firm, or corporation, arising from the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. All property in the Building or Premises belonging to Tenant, its agents, employees, or invitees shall be there at the risk of Tenant. Tenant agrees to indemnify and save harmless Landlord against claims for damage to, theft, misappropriation, or loss of said

property. Furthermore, in case any action or proceeding shall be brought against Landlord by reason of any claims or liability, Tenant agrees to defend such action or proceedings at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 12 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

(c) At all times during the Lease Term and at all times Tenant is occupying the Premises, Tenant, at its sole cost and expense, shall carry the following insurance in the minimum amounts indicated:

(i) Workers Compensation/Employer's Liability (to the extent required by law) - Five Hundred Thousand and No/100 Dollars ($500,000);

(ii) Commercial General Liability (personal injury and property damage) - One Million and No/100 Dollars ($1,000,000) Per Occurrence/Two Million and No/100 Dollars ($2,000,000) General Aggregate;

(iii) Excess Liability - Two Million and No/100 Dollars ($2,000,000) Per Occurrence/Two Million and No/100 Dollars ($2,000,000) General Aggregate;

(iv) Business Auto Liability - One Million and No/100 Dollars ($1,000,000) combined single limit (stating any Owned, Hired and Non-Owned autos);

(v) All-risk insurance for (aa) all of Tenant's furniture, fixtures and equipment, (bb) all personal or other removable property that may be stored, contained or found on the Premises, and (cc) all Tenant Improvements made by or for Tenant under the provisions hereof - One Hundred Percent (100%) of the Full Replacement Cost thereof; and

(vi) Business Income - One year's Base Rent.

(d) All insurance carried by Tenant pursuant to the requirements of this Lease (i) shall be issued by a company or companies acceptable to Landlord with an A. M. Best's rating of "A-:VII" or higher, (ii) shall name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which shall instead include a waiver of subrogation endorsement in favor of Landlord), and (iii) shall provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. The commercial general liability insurance policy of Tenant shall preserve the right of one insured to bring suit to collect under the policy for damage or injury caused by the other insured. Said policy or policies evidencing Tenant's compliance with the foregoing requirements shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance. In addition, Landlord may request a copy of any of the aforementioned insurance policies not more than once per year. The purchase of such insurance shall not release Tenant of any legal obligations contained within this Lease.

(c) Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant's insurance claims history, the advice of Landlord's insurance

advisors and any other relevant factors. Each policy shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insured and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance and liquor liability insurance) and endorsements in such amounts as Landlord in its sole discretion may deem necessary or appropriate.

(d) If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand.

13. WAIVER OF SUBROGATION

Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will require its insurance carriers to include in its policies such a clause or endorsement. Failure to obtain such an endorsement shall not release the waiver contained in this Lease.

14. SERVICES AND UTILITIES

(a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in good order and condition except for damage occasioned by the act of Tenant, its agents, employees or business invitees, which damage shall be repaired by Landlord at Tenant's expense.

(b) Provided the Tenant shall not be in default hereunder and subject to the provisions elsewhere herein contained, including the Rules and Regulations of the Building, Landlord agrees to furnish to the Premises during "Normal Business Hours" (as hereinafter defined):

(i) heating and air conditioning consistent with the type of service provided in other first class office buildings in the Atlanta metropolitan area;

(ii) water to the restrooms and drinking fountains;

(iii) electric current in reasonably sufficient amounts for normal business use (in amounts not to exceed either in voltage, rated capacity, use or overall load that which is described in subsection (e) of this Paragraph 14), including operation of building standard lighting and general office machines of a type which require no more than a 110 volt duplex outlet;

(iv) All building standard fluorescent lighting (all incandescent and nonstandard fluorescent lights shall be maintained at Tenant's expense);

(v) All temperature control devices and air diffusers;

(vi) All Tenant entry door hardware, including locks, hinges, and closers; and

(vii) janitorial services during the times and in a manner that such services are in Landlord's judgment customarily furnished in comparable office buildings in the immediate market area.

(c) For the purpose of this Lease, normal business hours ("Normal Business Hours") shall be from 8:00 am. to 6:00 p.m. Monday through Friday and from 8:00 am. to 1:00 p.m. on Saturday, excluding holidays established by Landlord.

(d) Landlord may, at its option, provide additional or after hours heating or air conditioning at Tenant's request upon at least twenty-four (24) hours advance notice, and Tenant shall pay the building standard charge for such services as determined from time to time by Landlord. As of the date of this Lease, the building standard charge for additional or after hours heating or air conditioning is $50.00 per hour per floor of the Building (or portion thereof if Tenant occupies less than a full floor), with such rate being subject to change at Landlord's discretion. The obligation hereunder to make such additional utilities available will be subject to the rules and regulations of any municipal or any other governmental authority regulating the business of providing such utility service. Tenant agrees to keep closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system. Tenant will not, without the written consent of Landlord, use any heat generating equipment, machines, or excess lighting in the Premises which affect the amount of energy required to maintain the temperature otherwise maintained by the heating, ventilating and air conditioning system. In the event of such consent, Landlord reserves the right to install supplementary air conditioning equipment and the cost thereof, including the ongoing cost of additional electricity, chilled water (if available), and/or domestic water consumed as a result of the use of such equipment, shall be paid by Tenant to Landlord upon demand. The type, size and location of such supplemental air conditioning equipment shall be determined or approved by Landlord.

(e) Tenant will not, without written consent of Landlord, use within the Premises or the Building any device or machine, in any number or combination thereof or for

any number of hours, which will in any way cause Tenant to use electricity or water in excess of that which Landlord has established as standard for the Building for use of the Premises during Normal Business Hours. Moreover, with respect to electrical service, Tenant's use thereof shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building. If Tenant in Landlord's judgment shall require such additional water or electrical current, Tenant shall first procure the consent of Landlord, which Landlord may refuse, and Landlord may cause a special meter to be installed so as to measure such additional domestic water, chilled water (if available), or electrical current. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord or the utility company, as the case may be, on demand, for the ongoing cost of consumption of such additional water or electricity. In the event that Landlord is responsible for reading the meter and invoicing the Tenant, Landlord shall be entitled to charge the Tenant the reasonable additional expenses for so doing.

(f) Landlord shall not be in default hereunder or be liable for any damage directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of, the (i) installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing services or utilities, or (ii) failure to furnish or delay in furnishing any such services or utilities when such failure is caused by Acts of God or the elements, strikes, governmental orders, accidents, or other conditions beyond the reasonable control of the Landlord or by the making of repairs or improvements to the Premises or to the Building.

(g) It shall be Tenant's responsibility and expense to install, move, maintain, adjust, and repair its property and fixtures, including but not limited to, its: signage, pictures, bulletin boards, plaques, furniture, above standard flooring, filing cabinets, computer cables, computer equipment, business machines, draperies, blinds, kitchen appliances, special water heaters, kitchen cabinets, private restroom fixtures, special air conditioning or power conditioning equipment, locks for furniture and filing cabinets, paging systems, modular furniture components (including task lighting, flat wiring, and power distribution cables), combination locks, specialty electrical devices, exhaust fans, fire extinguishers, carpet squares, and/or other furniture, fixtures, or equipment installed by Tenant, or which were supplied, specified, or requested by Tenant and installed by Landlord.

(h) Any sums payable under this Paragraph 14 shall be considered Rent and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Base Rent.

15. ESTOPPEL CERTIFICATE

Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit "D" attached hereto or in such is the form as is reasonably requested by any mortgagee, beneficiary, purchaser or prospective purchaser of the building or any interest thereon, indicating thereon any exceptions thereto which may exist at that time. Failure of the Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit "D" are true and correct without exception.

16. HOLDING OVER

Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination or if any of Tenant's property remains which Landlord has previously requested be removed, then Landlord may serve written notice upon Tenant that such holding over constitutes either (a) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (b) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental [or daily rental under (b)] shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the rental being paid monthly to Landlord under this Lease immediately prior to such termination [prorated in the case of (b) on the basis of a 365 day year for each day Tenant remains in possession]. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

17. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Property, or any part thereof, and (b) the lien of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security together with all renewals, modifications, consolidations, participations, replacements, and extensions of any such mortgage or deed to secure debt. Notwithstanding the foregoing, Landlord or the holder of any mortgage or deed to secure debt on the Building or the Property or any part thereof shall have the right to subordinate or cause to be subordinated in whole or in part any such ground leases or underlying leases or any such liens to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord or the holder of any mortgage or deed to secure debt on the Building or the Property or any part thereof and in the form requested by Landlord or the holder of any mortgage or deed to secure debt on the Building or the Property or any part thereof, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed to secure debt. In such connection, Landlord will request from the holder of such mortgage or deed to secure debt an agreement in form satisfactory to said holder that, so long as Tenant is not in default under this Lease, Tenant shall not be disturbed in its possession of the Premises, and

that any action or proceeding in lieu thereof will not result in the cancellation or termination of this Lease, and that in the event of any such foreclosure or sale, this Lease shall continue in full force and effect, as a direct lease between Tenant and the then owner of the Premises upon all terms, covenants and conditions herein. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver, and record any such documents in the name and on behalf of Tenant.

18. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations.

19. ENTRY BY LANDLORD

Landlord reserves and shall at all times upon reasonable verbal notice to Tenant (except in case of emergency) have the right to enter the Premises to inspect the same to determine if Tenant is complying with all terms and provisions of this Lease, to perform Tenant's obligations under this Lease in accordance with Paragraph 25 hereof, to supply any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Tenant agrees that its doors shall be keyed to Landlord's building standard master keying system and that Landlord shall at all times have and retain master or pass keys with which to unlock all of the doors in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets, or other public parts of the Building.

20. INSOLVENCY OR BANKRUPTCY

The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act shall at Landlord's option

constitute a breach of this Lease by Tenant. In addition to other remedies for default as set forth in Paragraph 21 hereof, upon the happening of any such event or at any time thereafter, at Landlord's option, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

21. DEFAULT

(a) The following events shall be deemed to be events of default by Tenant under this Lease:

(i) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the Base Rent herein reserved, any other amount treated as Rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional Rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, chronic delinquency by Tenant in the payment of Rent for any two (2) months (consecutive or non-consecutive) during any period of twelve (12) months, shall constitute an event of default;

(ii) Tenant shall fail to execute and deliver an estoppel certificate in accordance with the time periods set forth in Paragraph 15 hereof;

(iii) Tenant shall fail to comply with any provision of Paragraph 44 of this Lease concerning hazardous materials;

(iv) Tenant shall fail to comply with any term, provision, or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to Landlord hereunder, and shall not cure such failure within twenty (20) days after written notice thereof to Tenant (except as to the defaults described in subparagraphs 21(a)(ii) and 21(a)(iii) above for which Tenant shall not be entitled to such notice and opportunity to cure);

(v) Tenant shall abandon or vacate any substantial portion of the Premises;

(vi) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

(vii) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant;

(viii) Tenant shall fail to perform any of its obligations under any agreement with Landlord;

(ix) Default by any Guarantor of this Lease of the terms of its Guaranty, or the bankruptcy or insolvency of any Guarantor.

(b) Upon the occurrence of any such events of default described in this Paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(i) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

(ii) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

(iii) Upon termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Rent and other sums due and payable by Tenant on the date of termination, plus the sum of: (aa) an amount equal to the then present value of the entire amount of the Rent calculated using a discount rate equal to the average discount rate for auctioned 3-month Treasury Bills as of the date of termination of this Lease, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in Paragraph 21(b)(iv) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (bb) the cost of performing any other covenants which would have otherwise been performed by Tenant.

(iv) Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph 21(b)(ii) above, without such entry and possession terminating the Lease or releasing Tenant in whole or in part from any obligation, including Tenant's obligation to pay the Rent hereunder for the full term. In any such case, Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the Rent for the residue of the stated term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the term of this Lease;

(v) Landlord may, but need not, relet the Premises or any part thereof for such Rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premise as a part of a larger area, and the right to change the character or use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all Rent, together with the costs of any repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time;

(vi) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair, or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional Rent for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

(vii) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or by law, to which Tenant is or may be entitled, may be handled, removed, and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative) nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. Landlord's acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so

notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any attorney's fees so incurred.

(d) Without limiting the foregoing, Tenant hereby appoints and designates the Premises as a proper place for service of process upon Tenant and agrees that service of process upon any person apparently employed by Tenant upon the Premises or leaving process in a conspicuous place within the Premises shall constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means), and further expressly waives any right to trial by jury.

(e) No claim or cause of action against Landlord under this Lease shall be valid unless Landlord and the holder of any mortgage, deed to secure debt or deed of trust covering or encumbering all or any portion of the Property (a "Mortgagee"), whose name and address have theretofore been given by notice to Tenant, fail to perform the express obligations required of Landlord hereunder within thirty (30) days after the later to occur of (i) receipt of written notice by Tenant to Landlord and to such Mortgagee, specifying the respects in which Landlord has failed to perform such express obligation, or (ii) the date the Mortgagee first has the right to cure or commence to cure such obligation of Landlord (such later date being hereinafter referred to as the "Cure Commencement Date"); provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after any Cure Commencement Date are reasonably required for performance or cure, there shall be no claim against Landlord or any such Mortgagee if Landlord or such Mortgagee commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease or to withhold the payment of Rent or other charges provided for herein as a result of any claim by Tenant against Landlord.

22. DAMAGE BY FIRE, ETC.

(a) If the Building, improvements, or Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within three hundred sixty-five (365) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building, improvements, or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

(b) If this Lease is not terminated pursuant to Paragraph 22(a), then Landlord shall proceed with all due diligence to repair and restore the Building and the Premises, at Landlord's cost, (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term exclusive of any option which is unexercised at the date of such damage).

Notwithstanding the foregoing, Landlord shall not be required to rebuild, repair or replace any alteration, addition, or improvement made by or on behalf of Tenant in the Premises, or any part of the furniture, equipment, fixtures and other personal property of Tenant's which may have been placed by Tenant in the Premises.

(c) If this Lease shall be terminated pursuant to this subparagraph 22(a), the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this subparagraph 22(a) and in the event that Landlord should fail to complete such repairs and material restoration within three hundred sixty-five (365) days after the date of such damage, Tenant may, at its option and as its sole remedy, terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof, provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

(d) Tenant agrees that during any period of restoration or repair of the Premises, Tenant shall continue the operation of Tenant's business within the Premises to the extent practicable. During the period from the date of the damage until the date that the untenantable portion of the Premises is materially restored, the rent shall be reduced to the extent of the proportion of the Premises which is untenantable, however, there shall be no abatement of other sums to be paid by Tenant to Landlord as required by this Lease.

(e) In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in or about the Premises by Tenant after the Commencement Date, however Landlord has the right but not the obligation to rebuild, repair, or replace at Tenant's expense so much of the partitions, fixtures, additions and other improvements as may be necessary to ensure that the Premises are materially restored. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlords insurance may be subject to control by (i) the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property, and/or (ii) the ground lessor of the Property.

(f) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building, or Property or the ground lessor of the Property requests that any insurance proceeds be paid to it, then Landlord shall have the right to terminate the Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Lease Term.

(g) In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 22, Tenant shall, within thirty (30) days after receipt of notice from Landlord, remove, at its sole cost and expense, all or such portion of the property belonging to the Tenant or its licensees from all of the Building or the Premises, or such portion, as Landlord shall request. Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorney's fees, arising out of any claim or damage or injury as a result of any alleged failure to secure the Premises properly prior to such removal and/or during such removal.

23. CONDEMNATION

(a) If any substantial part of the Premises, Building or Property should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with Tenant's then existing Permitted Use of the Premises, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof.

(b) If part of the Premises, Building, or Property shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 23(a), this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances, and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant's use, as near to the condition thereof prior to such taking as is reasonably feasible under all circumstances.

(c) Tenants shall not share in any condemnation award or payment in lieu thereof with respect to the Premises, the Building or the Property, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption, except that no such claim shall diminish or otherwise adversely affect Landlord's award or the awards of any and all ground and underlying lessors and mortgages.

(d) Notwithstanding anything to the contrary contained in this Paragraph 23, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the term of this Lease. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Lease Term.

24. SALE BY LANDLORD

The covenants and obligations of Landlord hereunder shall be binding upon the Landlord named herein and its successors and assigns, only with respect to their respective periods of time as Landlord hereunder. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. Tenant agrees to attorn to the purchaser or assignee in any such sale.

25. RIGHT OF LANDLORD TO PERFORM

All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If the Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for twenty (20) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated so to do, and without waiving or releasing the Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed as in this Lease provided. All sums so paid by the Landlord and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate from the date of such payments by the Landlord, shall be payable as additional Rent to the Landlord on demand, and the Tenant covenants to pay any such sums, and the Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of the Rent.

26. SURRENDER OF PREMISES

(a) At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, reasonable wear and tear excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

(b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all such subleases or subtenancies.

27. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent break or nonperformance of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants, or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant, or condition contained in this Lease may only be made by a written document signed by Landlord.

28. NOTICES

All notices, requests, demands, approval or consents required to be given by either party hereunder or by law (the "Notices") shall be in writing and shall be deemed given when delivered or mailed as required below. All Notices by one party to the other shall be either personally delivered against a written receipt of delivery or sent by a commercial interstate courier service offering proof of delivery or by United States certified or registered mail, return receipt requested, postage and fees prepaid. Notices shall be deemed given upon such personal delivery or, if mailed, the earlier of the date delivery is refused by the addressee or three (3) business days after mailing, and if deposited with an overnight courier service, on the next business day. Notices by Landlord to Tenant shall be addressed to the Tenant at the Premises, or to such other place as the Tenant may from time to time designate in a notice to the Landlord. Notices by Tenant to the Landlord shall be addressed to the Landlord at Landlord's Address, or to such other firm or to such other place as Landlord may from time to time designate in a notice to the Tenant. If requested by Landlord, Tenant shall send copies of any Notices by Tenant to the holder or holders of any mortgage or deed to secure debt on the Property or any part thereof.

29. CERTAIN RIGHTS RESERVED TO THE LANDLORD

The Landlord may enter upon the Premises and/or may exercise any or all of the following rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of Rent or affecting any of the Tenant's obligations hereunder:

(a) To change the name or street address of the Building;

(b) To install and maintain a sign or signs on the exterior of the Building;

(c) To designate all sources furnishing sign painting and lettering, food and beverage vending services, towels, carpet cleaning service, toilet supplies, lamps and bulbs or similar services or items, as applicable, used by Tenant within the Premises;

(d) To retain at all times pass keys to the Premises;

(e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

(f) To close the Building after regular working hours and on the legal or nationally observed holidays subject, however, to Tenants right of admittance, under such regulations as Landlord may prescribe from time to time, which may include, by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

(g) To take any and all measures, including inspections, repairs, alterations, decorations, additions, and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interests, or as Landlord may deem necessary or desirable in the operation of the Building.

(h) To make any changes to the common areas of the Building, including, without limitation, changes in the location, size, shape and number of driveways, entrances, hallways, corridors, walkways, parking spaces, and parking areas; to add additional buildings and improvements thereto or remove existing buildings or improvements therefrom; to use the common areas of the Building while engaged in making additional improvements, repairs or alterations to the Building and/or the Property or any portion thereof; and to alter or expand or make any other changes in, to or with respect thereto, as Landlord may deem to be appropriate.

30. ABANDONMENT

Tenant shall not vacate or abandon the Premises at any time during the term, and if Tenant shall abandon, vacate, or surrender said Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord, in addition to other remedies available to Landlord for Tenants defaults under this Lease.

31. SUCCESSORS AND ASSIGNS

Subject to the provisions of Paragraph 11 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the parties hereto.

32. ATTORNEY'S FEES

In the event that any action or proceeding is brought to enforce any term, covenant, or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorney's fees to be fixed by the court in such action or proceeding.

33. SECURITY DEPOSIT

(a) Tenant shall pay to Landlord upon execution of this Lease the Security Deposit for the faithful performance of all terms, covenants, and conditions of this Lease. Tenant agrees that Landlord may apply said security deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants, and conditions contained herein. If Tenant has kept and performed all terms, covenants, and conditions of this Lease during the term hereof, Landlord will on the termination hereof, return said sum to Tenant or the last permitted assignee of Tenant's interest hereunder within thirty (30) days following the expiration of the Lease Term. Should Landlord use any portion of said sum to cure any default by Tenant hereunder, Tenant shall within ten (10) days replenish said sum to such original amount. Landlord shall not be required to keep any security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any events of default described in Paragraph 21 of this Lease, said security deposit shall become due and payable to Landlord.

(b) Subject to other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said security deposit may be turned over to the Landlord's grantee and, if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

34. FINANCIAL STATEMENTS

Within ten (10) days following Landlord's request therefor, Tenant shall provide to Landlord copies of (a) the most recent fiscal year financial statements for Tenant and any Guarantors of this Lease, as audited by a certified public accountant, and (b) the most recent fiscal quarter financial statements for Tenant and any Guarantors of this Lease, as certified, respectively, by Tenant and each such Guarantor. The financial statements shall include, but not necessarily be limited to, a balance sheet, statements of income and retained earnings, and a statement of source and uses of funds. All such statements shall be prepared in accordance with the generally accepted accounting principles.

35. TENANT AUTHORITY

If Tenant signs as a corporation or partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation or partnership, as the case may be, that Tenant has and is qualified to do business in Georgia, that the corporation or partnership has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation or partnership are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

36. MORTGAGEE AND GROUND LESSOR APPROVALS

The approval or consent of Landlord shall not be deemed to have been unreasonably withheld for purposes of any provisions of this Lease requiring such consent if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building, or

Property or any portion thereof, or the ground lessor of the Property, shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee or ground lessor shall be deemed to have been reasonably imposed by Landlord if made in good faith.

37. MISCELLANEOUS

(a) Time is of the essence of this Lease and all of its provisions. Rent shall be due on or before the date specified in this Lease, regardless of whether such date is a weekend or a legal holiday. Periods of time expressed in days for performance, unless otherwise specified, shall mean calendar days.

(b) This Lease shall in all respects be governed by the laws of the State of Georgia.

(c) This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or any representative or agent of Landlord, or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

(d) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof.

(e) If any clause, phrase, provision, or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair, or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any other clause, phrase, provision, or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision, or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease contract a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

(f) Whenever a period of time is herein described for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

(g) Notwithstanding any other provision of this Lease to the contrary, if the Commencement Date hereof shall not have occurred before the twentieth (20th) anniversary of the date hereof, this Lease shall be null and void and neither party shall have any liability or obligation to the other hereunder. The purpose and intent of this provision is to avoid the application of the rule against perpetuities to this Lease.

(h) Anything contained in the foregoing provisions to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy, or utilization of the Premises shall enter into any lease, sublease, license, concession, or other agreement for use, occupancy, or utilization of space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts of sales), and any such proposed lease, sublease, license, concession, or other agreement shall be absolutely void and ineffective as a conveyance of any right of interest in the possession, use, occupancy, or utilization of any part of the Premises.

(i) For the convenience of the parties hereto, this Lease may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which shall constitute one and the same instrument.

(j) Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record by or on behalf of Tenant. Without limitation of any other of Landlord's rights hereunder, in the event that Tenant breaches this covenant, Tenant hereby irrevocably appoints Landlord as attorney-in fact of Tenant to execute, deliver and record any document or instrument necessary to remove from the public record any copy of this Lease, any memorandum hereof or any reference hereto. The foregoing appointment is deemed coupled with an interest, is irrevocable, and shall survive the death, dissolution, termination or other incapacity of Tenant.

(k) The Approximate Rentable Area of the Premises and the Building Rentable Area as specifically set forth in this Lease have been determined in accordance with the *Standard Method for Measuring Floor Area in Office Buildings*, ANSI/BOMA Z65.1-1996, as promulgated by the Building Owners and Managers Association International, and modified and updated from time to time ("BOMA"). Landlord, at its expense, shall have the exclusive right, from time to time during the Lease Term, to direct Landlord's architect to remeasure the Approximate Rentable Area of the Premises as actually constructed and/or the Building Rentable Area, or any portions thereof, in accordance with BOMA, and certify as to same to both Landlord and Tenant. The rentable areas as so determined by Landlord shall be conclusive and binding absent manifest error and shall be used for all relevant purposes under this Lease, including, without limitation, to adjust Tenant's Pro Rata Share. In the event that the actual rentable area of the Premises as determined by Landlord's architect is in excess of the Approximate Rentable Area of the Premises as stated in Paragraph 1, the Approximate Rentable of the Premises shall be adjusted to equal the amount as so determined, and the Base Rent and any other amounts specified in this Lease as a function of the Approximate Rentable of the Premises shall be adjusted accordingly.

(l) Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

(m) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(n) If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

(o) The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

(p) All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes.

(q) Landlord and Tenant are not and shall not be deemed to be partners or joint venturers with each other.

(r) If Tenant is other than a natural person, Tenant shall deliver to Landlord such legal documentation as Landlord may request to evidence the authority of those signing this Lease to bind the Tenant.

(s) Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

(t) This Lease shall create the relationship of landlord and tenant between Landlord and Tenant and no estate shall pass out of Landlord; Tenant has only a usufruct which is not subject to levy and sale, provided that the specific terms of this Lease, to the extent in conflict therewith, shall control over the statutory or other legal principles governing usufructs.

(u) Tenant hereby expressly waives any and all rights granted by or under any present or future laws to redeem Landlord's reversionary interest in the Project. In addition, in the event of any lawful termination of the Lease Term or any repossession of the Premises by reason of Tenant's default hereunder, Tenant waives any notice of re-entry or of the institution of legal proceedings to that end, any right of redemption, re-entry or repossession, and the benefit of any laws now or hereafter in force exempting property from liability for rent or otherwise. The provisions of this Section shall survive the termination of this Lease.

(v) If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for breach of such covenant and in no event shall Tenant claim or assert any claim for any money damages in any

action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

(w) If Landlord waives the performance by Tenant of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent break or nonperformance of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants, or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant, or condition contained in this Lease may only be made by a written document signed by Landlord.

38. LANDLORD'S LIEN

(a) In addition to any statutory lien for Rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereafter from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper, and other personal property of Tenant situated on the Premises, and following any Tenant default such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged.

(b) In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 38 at public or private sale upon five (5) days' notice to Tenant. Tenant hereby agrees that this Lease shall constitute a security agreement and further agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

39. QUIET ENJOYMENT

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold, and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

40. LANDLORD'S LIABILITY

TENANT ACKNOWLEDGES AND AGREES, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, THAT NO TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY OF THE TERMS, COVENANTS OR OBLIGATIONS OF LANDLORD HEREUNDER, AND TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE COLLECTION OF ANY JUDGMENT (OR ENFORCEMENT OR ANY OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD WITH RESPECT TO ANY OF THE TERMS, COVENANTS AND CONDITIONS OF THIS LEASE TO BE OBSERVED OR PERFORMED BY LANDLORD AND NO OTHER PROPERTY OR ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURES FOR THE SATISFACTION OF ANY OBLIGATION DUE TENANT OR ITS SUCCESSORS OR ASSIGNS. THE TERM LANDLORD AS USED IN THIS LEASE SO FAR AS COVENANTS OR OBLIGATIONS ON THE PART OF LANDLORD ARE CONCERNED SHALL BE LIMITED TO MEAN AND INCLUDE ONLY THE OWNER OR OWNERS AT THE TIME IN QUESTION OF THE LANDLORD'S INTEREST IN THE BUILDING. IN THE EVENT OF A SALE OR TRANSFER OF THE BUILDING (BY OPERATION OF LAW OR OTHERWISE), THE TRANSFEROR SHALL BE AND HEREBY IS AUTOMATICALLY AND ENTIRELY RELEASED AND DISCHARGED, FROM AND AFTER THE DATE OF SUCH SALE OR TRANSFER, OF ALL LIABILITY IN RESPECT OF THE PERFORMANCE OF ANY OF THE TERMS OF THIS LEASE ON THE PART OF LANDLORD THEREAFTER TO BE PERFORMED, AND IN SUCH EVENT TENANT AGREES TO LOOK SOLELY TO THE SUCCESSOR IN INTEREST OF LANDLORD IN AND TO THIS LEASE. TENANT AGREES TO ATTORN TO THE PURCHASER OR ASSIGNEE IN ANY SUCH SALE. NO HOLDER OR BENEFICIARY OF ANY MORTGAGE OR DEED TO SECURE DEBT ON ANY PART OF THE PROPERTY SHALL HAVE ANY LIABILITY TO TENANT HEREUNDER FOR ANY DEFAULT OF LANDLORD.

41. NO ESTATE

This contract shall create the relationship of Landlord and Tenant, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

42. SUBSTITUTION OF PREMISES

At any time after the date of this Lease, Landlord may substitute for the Premises other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided: (a) the New Premises shall be similar to the Premises in area and appropriateness for the use of Tenant's purposes; (b) if Tenant is then occupying the Premises, Landlord shall pay the expense of moving Tenant, its property and equipment to the New Premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; (c) Landlord shall give to Tenant not less than thirty (30) days' prior written notice of such substitution; and (d) Landlord

shall, at its sole cost, improve the New Premises with improvements substantially similar to those in the Premises.

43. LEASE EFFECTIVE DATE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until the date upon which the later of Landlord or Tenant executes this instrument. Landlord is hereby authorized to complete any blanks in this instrument calling for the effective date of the Lease (also referred to herein as the "Lease Date") in accordance with the provisions of this Paragraph 43.

44. HAZARDOUS MATERIALS

(a) Tenant at all times shall use and occupy the Premises in compliance with Environmental Laws (as hereinafter defined).Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Tenant's violation of this Section shall constitute an Event of Default under this Lease, and, in addition to any other remedies available to Landlord under this Lease, at law, or in equity, at Landlord's election, Tenant, at its sole cost and expense, shall immediately and diligently remove any Hazardous Materials present in, on or under the Premises, the Building and/or the Property as a result of such breach from the Premises, the Building and/or the Property, as applicable, and shall restore the same to its condition prior to the time of the release of such material or substance and to Landlord's satisfaction; provided that the Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. If Tenant fails to comply with the Tenant's obligations hereunder, Landlord, at its option, may cleanup and remove such material or substance and Tenant shall reimburse Landlord upon demand for any and all of the costs thereof (including, without limitation, fees and expenses for attorneys, engineers, environmental specialists, and similar professionals). Tenant's obligations hereunder shall survive the expiration or earlier termination of the Lease.

(b) Notwithstanding any provision in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment, or subletting of the Premises if the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; the proposed

transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated, controlled, or prohibited by any local governmental authority or the United States Government under any federal, state or local statute, ordinance, regulation, or law. The term "Hazardous Material" includes, without limitation, any material or substance which is: defined as a "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste" or similar term under the law of the jurisdiction where the property is located; designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 47 U.S.S. § 6901 et seq. (42 U.S.C. § 6903); defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601); or regulated, controlled or prohibited under the Hazardous Materials Transportation Act, 49 U.S.C. § 801, et. seq; the Toxic Substance Control Act, 15 U.S.C.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. "Hazardous Material" shall also mean gasoline, petroleum, or other hydrocarbon products, by-products, derivatives, or fractions (including spent products); "regulated medical waste" as defined by 40 C.F.R. § 259.30; any radioactive materials or substances; and asbestos and asbestos containing products.

(d) As used herein, the term "Environmental Laws" means any applicable federal, state, or local laws, ordinances, or regulation relating to any Hazardous Material affecting the Building, including, without limitation, the laws, ordinances, and regulations referred to above.

(e) Landlord and its employees, representatives and agents shall have access to the Building during reasonable hours and upon reasonable notice to Tenant (except in the event of an emergency in which case no such notice shall be required) in order to conduct periodic environmental inspections and tests of Hazardous Material contamination of the Building.

45. BROKERAGE PROVISIONS.

Landlord and Tenant represent and warrant that no broker, commission agent, real estate agent or salesperson other than Broker has participated in the negotiation of this Lease, its procurement or the procurement of Landlord or Tenant. Landlord's Broker has represented Landlord in this transaction and Tenant's Broker has represented Tenant in this transaction and each of them shall be paid a commission by Landlord pursuant to a separate, written agreement. Landlord and Tenant hereby acknowledge and agree that no person, firm, corporation or entity other than Broker is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner. Landlord shall and does hereby indemnify and agree to hold Tenant harmless from and against any claims, demands,

actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of Landlord's dealings, negotiations or communications in connection with this Lease or the demise of the Premises. Likewise, Tenant shall and does hereby indemnify and agree to hold Landlord harmless from and against any claims, demands, actions and judgments of any and all brokers (other than Broker), agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of Tenant's dealings, negotiations or communications in connection with this Lease or the demise of the Premises. The terms of this Paragraph 45 shall survive the expiration or other termination of this Lease.

46. HEALTH/FITNESS FACILITY

Tenant acknowledges and agrees that Landlord operates a health and fitness facility (the "Health/Fitness Facility") in the Building. If at any time during the term of this Lease Landlord makes the Health/Fitness Facility available to tenants of the Building for a nominal charge, then the cost of maintaining and operating the Health/Fitness Facility shall be included as a part of Operating Costs. If at any time during the term of this Lease Landlord makes membership in the Health/Fitness Facility available to tenants of the Project for a fee such that the membership fees collected are sufficient to cover the expense of operating and maintaining the Health/Fitness Facility, then such operation and maintenance costs shall not be included as part of Operating Costs. In any event, Landlord shall at all times have the right to require, as a condition to access to the Health/Fitness Facility, that, prior to entering the Health/Fitness Facility, each individual wishing to use the Health/Fitness Facility first (a) pay the charge or membership fee, as applicable, then being charged by Landlord or the operator of the Health/Fitness Facility for such use, and (b) sign a form documenting a waiver of claims against Landlord and the operator of the Health/Fitness Facility, substantially similar in form and substance to the "Waiver of Claims" form attached hereto as Exhibit "H" and by this reference made a part hereof.

47. SMOKING

Tenant shall not allow any smoking by its employees or invitees in the Premises or the Building except as approved by Landlord in its discretion in writing (Tenant acknowledging that such approval may be conditioned upon the use of rooms designed and constructed to accommodate smoking and to prevent smoke from entering the plenum or any other portion of the Premises or the Building). Tenant shall be subject to a fine in the amount of One Hundred and No/100 Dollars ($100.00) for each instance in which it fails to cause its employees and invitees to comply with rules prohibiting or limiting smoking in the Building. Landlord reserves the right to promulgate additional rules prohibiting, limiting or restricting smoking in the Building.

48. SPECIAL STIPULATIONS

In the event of a conflict between the provisions set forth in the body of this Lease and the provisions of the Special Stipulations set forth in Exhibit "G" attached hereto, if any, the terms of the Special Stipulations shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal effective as of the day and year first above written.

LANDLORD:

ATLANTA CENTENNIAL, LLC,
a Delaware limited liability company

By: ____________, a _________, its ______________________

By: ____________________________
Name: __________________________
Title: ___________________________

Date: ____________________

ATTEST/WITNESS:

____
Its: ____________________________

TENANT:

WINSONIC DIGITAL MEDIA GROUP, LTD., a Nevada corporation

By: _________________________
Name: ____________________
Title: _____________________

Date: ____________________

ATTEST/WITNESS:

____
Its: ____________________________

EXHIBIT "A"

LEGAL DESCRIPTION OF PROPERTY

Parcel One

ALL THAT TRACT OR PARCEL of land lying and being in Land Lot 78 of the 14th District, Fulton County, Georgia, being the entire city block bounded by Spring, Walton, Cone and Marietta Streets as said streets are presently located in the City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at the intersection of the northwestern right-of-way line of Cone Street (60 foot R/W) and the northeastern right-of-way line of Marietta Street (variable R/W); thence along said northeastern right-of-way line of Marietta Street North 41 degrees 09 minutes 36 seconds West a distance of 200.14 feet to a point at the intersection of said northeastern right-of-way line with the southeastern right-of-way line of Spring Street (50 foot R/W); thence along said southeastern right-of-way line of Spring Street North 49 degrees 32 minutes 24 seconds East a distance of 230.87 feet to a nail placed at the intersection of said southeastern right-of-way line with the southwestern right-of-way line of Walton Street (60 foot R/W); thence along said southwestern right-of-way line of Walton Street South 40 degrees 38 minutes 36 seconds East a distance of 200.21 feet to a nail placed at the intersection of said southwestern right-of-way line and the northwestern right-of-way line of Cone Street; thence along said northwestern right-of-way line of Cone Street South 49 degrees 33 minutes 39 seconds West a distance of 229.06 feet to a point at the intersection of said northwestern right-of-way line and the northeastern right-of-way line of Marietta Street and the POINT OF BEGINNING; said tract containing 1.05672 acres according to a survey for Lennar Partners, Inc., Insignia Commercial Group, Inc. and their Successors and Assigns, and Chicago Title Insurance Company, prepared by Watts & Browning Engineers, Inc., dated March 1, 1995, last revised January 11, 1996, and bearing the certification of V.T. Hammond, Georgia Registered Land Surveyor No. 2554.

EXHIBIT "B"

TYPICAL LEVEL FLOOR PLAN

[To be Attached]

EXHIBIT "C"

[INTENTIONALLY DELETED]

EXHIBIT "D"

TENANT'S ESTOPPEL CERTIFICATE

_____________, 2005

Atlanta Centennial, LLC
c/o Howard & Maxine Bernstein
7226 Ayrshire Lane
Boca Raton, Florida 33496

Wachovia Bank, National Association
c/o Moore & Van Allen, PLLC
100 N. Tryon Street, Suite 4700
Charlotte, North Carolina 28202

RE: Lease dated _______________ between ____________________, a _______________________, as original or successor landlord ("Landlord"), and ____________________ ("Tenant"), as amended by amendments dated ____________________ and ____________________ (copies attached as EXHIBIT "A")

Premises: ____________________
Commencement Date: ____________________
Expiration Date: ____________________
Current Monthly Base Rent: $_______________
Current Additional Rent Monthly Amount: $_________________
Current Security Deposit held by Landlord: $_______________
Monthly Base Rent Paid Through: _______________, 2005
Monthly Additional Rent Paid Through: ______________, 2005

Ladies and Gentlemen:

We are the Tenant under the lease described above. We give you this certificate to permit you, your successors or assigns and any mortgagee to rely on it as conclusive evidence of the matters stated below, in evaluating and completing the purchase by you or your assignee of, and a possible loan secured by, the office building known as Centennial Tower located at 101 Marietta Street, Atlanta, Georgia, which includes the Premises. We certify to Landlord, Atlanta Centennial, LLC, a Delaware limited liability company, its successors and assigns and to Wachovia Bank, National Association, its successors and/or assigns as follows:

1. We are the Tenant at the Premises and we are in sole possession of and are occupying the Premises. Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

2. The attached Lease is currently in effect and constitutes the entire

agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated above.

3. The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as follows: ________________________________ [if nothing is inserted in the blank, then "NONE" shall be deemed inserted].

4. The current monthly Base Rent under the Lease and the current monthly Additional Rent under the Lease are correctly stated above. Monthly Base Rent and monthly Additional Rent have been paid through the respective dates stated above. No rent has been prepaid for more than one month. After the date of this Certificate, Tenant shall not be entitled to any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind under the Lease, except as follows: NONE.

5. Tenant has deposited the Security Deposit stated above with Landlord, and except as may be set forth on EXHIBIT "B" hereto none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

6. Any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease.

7. To Tenant's knowledge, Landlord has fully performed all of its obligations under the Lease and is not in default under any term of the Lease. In addition, to Tenant's knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

8. Tenant does not currently assert and, to Tenant's knowledge, has no defenses, setoffs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

9. Tenant has not been granted and has not exercised any options or rights of expansion, purchase, or first refusal concerning the Lease or the Premises, except as follows: ________________________________ [if nothing is inserted in the blank, then "NONE" shall be deemed inserted].

10. Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

11. The address for notices to Tenant under the Lease is correctly set forth in the Lease.

12. The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.

Sincerely,

[NAME OF TENANT]

By: ______________________________
Its: _______________________________

[NAME OF GUARANTOR OF LEASE, IF ANY]

By: ______________________________
Its: _______________________________

EXHIBIT "E"

[INTENTIONALLY DELETED]

EXHIBIT "F"

RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not intended for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to customers, business invitees or other persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of the premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of that tenant.

   If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

   All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung, or placed in or used in connection with, any window or door on the premises of any tenant without the prior written consent of Landlord. In any event and with the prior written consent of Landlord, all such items shall be installed in such a manner that they shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the premises of any tenant.

If Landlord shall determine that articles located in any tenant's premises can be seen through any glass partitions or doors between the Premises and any common areas of the Building and that such articles are placed or arranged in an unsightly manner, Landlord may install tinting or frosting on such glass partitions or doors.

5. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons which it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

6. No tenant shall employ any person or persons other than the janitor or Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person. Landlord shall not be responsible for the preservation of good order and cleanliness of the premises when the premises are occupied after normal business hours.

7. Each tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Building. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8. Each tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls. Each tenant shall keep window coverings in its premises closed when the effect of sunlight or cold weather would impose unnecessary loads on the Building's heating or air conditioning systems.

9. Only one key or key-card for each office in the premises shall be furnished to tenant without charge. No additional lock, latch, key-card or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks, key-cards or mechanisms thereof without written consent of Landlord. If Landlord shall give its consent to a change in existing locks, then tenant shall in each case furnish Landlord with the key, key-card, or other appropriate mechanism for any such lock. At the termination of the Lease, tenant shall return to Landlord all keys, key-cards, or other mechanisms furnished to tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any such items so furnished, Tenant shall pay to Landlord the cost thereof.

10. No tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to the tenant or which the tenant shall have made. In the event of the loss of any keys or access devices so furnished by Landlord, tenant shall pay Landlord therefor.

11. The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including coffee grounds, shall be thrown therein, and the expense of any breakage, stoppage or damages resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

12. No tenant shall use or keep on its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material. No tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

13. Smoking is not permitted anywhere in the Building, or along the Building grounds or in any parking facilities, except for in such areas, if any, as shall be designated by Landlord from time to time.

14. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any birds or animals other than seeing eye dogs and like animals be brought or kept in or about any premises of the Building.

15. No cooking shall be done or permitted by any tenant on its premises except for cooking from which there are no strong or offensive orders in standardized non-commercial microwave ovens (except that use by the tenant of Underwriter's Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for tenants and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations) nor shall its premises be used for lodging.

16. Except with the prior written consent of Landlord, no tenant shall sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on its premises, nor shall tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting, printing, photocopying or any similar business in or from its premises for the service or accommodation of occupants of any other portion of the Building, nor shall its premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall its premises be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in that tenant's lease.

17. If tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation. No tenant shall operate any television, radio, recorder or sound system in such a manner as to cause a nuisance to any other tenant of the Building.

18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the premises shall be subject to the written approval of Landlord.

19. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. No tenant shall interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise, or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to distribute properly the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of the responsible tenant.

Business machines and mechanical equipment belonging to any tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the

Building shall be placed and maintained by tenant, at tenants expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord and must carry appropriate amounts of liability and worker's compensation insurance. Upon Landlord's request, Landlord shall be named as additional insured under such person's liability insurance policy, and Landlord may require proof of insurance in the form of a certificate of insurance.

22. All movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be under the supervision of Landlord and in the manner agreed between the tenant and Landlord by prearrangement before the performance as set forth in the Tenant Move-In Rules and Regulations attached hereto as Exhibit "F-1" and by this reference incorporated herein. Such prearrangement initiated by Tenant will include the determination by Landlord, and as to the time, method, and routing of movements and as to limitations for safety and or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Tenant assumes all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the Building to completion of work. All damages done to the Building by the installation or removal of any property of a tenant or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

23. No tenant shall place a load upon any floor of its premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No tenant shall mark, or drive nails (other than to hang pictures), screw or drill into, the partitions, woodwork or plaster or in any way deface its premises or any part thereof.

24. No tenant shall install, maintain or operate upon its premises any vending machines without the written consent of Landlord.

25. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or other such material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into or kept in or about its premises.

26. Each tenant shall store all of its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

27. Canvassing, soliciting, distribution of handbills or any other written materials, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building.

28. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

29. Without the prior written consent of Landlord, no tenant shall use the name of the Building in connection with or in promoting or advertising the business of such tenant except as that tenant's address.

30. Each tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

31. Tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

32. The requirements of each tenant will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

33. No waiver by Landlord of any one or more of these Rules and Regulations for the benefit of any particular tenant shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

34. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Each tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. All wallpaper or vinyl fabric materials which any tenant may install on painted walls shall be applied with a strippable adhesives. The use of nonstrippable adhesives will cause damage to the walls when materials are removed and repairs made necessary thereby shall be made by Landlord at that tenant's expense.

36. Each tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to such tenant, to Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting

floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

37. Each tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

38. Each tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by its employees, agents, clients, customers, invitees and guests.

39. Smoking is not allowed by any tenant, its employees or invitees in such tenant's premises or the Building except as approved by Landlord in its discretion in writing. Such approval may be conditioned upon the use of rooms designed and constructed to accommodate smoking and to prevent smoke from entering the plenum or any other portion of such tenant's premises or the Building. Each tenant of the Building shall be subject to a fine in the amount of One Hundred and No/100 Dollars ($100.00) for each failure to cause its employees and invitees to comply with rules prohibiting or limiting smoking in the Building. Landlord reserves the right to promulgate additional rules prohibiting, limiting or restricting smoking in the Building.

40. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

EXHIBIT "F-1"

TENANT MOVE-IN RULES AND REGULATIONS

1. Landlord, Tenant's representative responsible for coordinating the move, and Tenant's furniture installation company, delivery company, moving company and related vendors involved in the move shall meet no less than three (3) weeks prior to Tenant's scheduled move-in date to coordinate times, establish methods of delivery and reserve use of the loading docks, service corridors, elevators and stairwells for the move. There will be no charge for the right to reserve or use the loading docks, service corridors, elevators and stairwells for the move.

2. Tenant's moving contractor will provide Landlord with a certificate of insurance evidencing coverage of workmen's compensation insurance affording applicable statutory coverage, and containing required statutory limits.

3. All companies making deliveries in connection with the move are to adhere to the moving rules and regulations pertaining to the protection of the Premises and the Building. All costs associated with adhering to such protection procedures shall be the responsibility of the Tenant and/or Tenant's freight, moving or delivery company.

(a) Protection should be installed the evening prior to the move and removed immediately upon completion, Tenant (or its moving company) is responsible for leaving the area in as clean a condition as it was prior to the move.

(b) The Building floor covering must be protected with masonite or plywood along the prescribed route of movement through the Building, as outlined by Landlord.

(c) The elevator lobbies, Building corridors and doors must be protected with cardboard, plywood or other materials pre-approved by Landlord.

(d) The elevator and entrance door frames must be protected with 2' x 4' boards at 90 degree angles taped to said door frames.

(e) The elevator cab walls and flooring must be protected with masonite, plywood or soft pads.

(f) The movement of materials, furniture, etc. is limited only to those corridors stairwells, elevators and service areas designated by Landlord.

4. It is the Tenant's responsibility to notify Landlord of items to be moved which are unusually large or heavy (in excess of 3,500 pounds) or which may require review by Landlord. Dimensions and weight may prohibit the safe transport and placement within acceptable structural guidelines. Any large items that cannot be placed in the service elevator will require special hoisting arrangements which will be made through the Landlord. Tenant's moving contractor should include in the bid price to the Tenant any additional charges required for extra services which may need to be provided by the elevator contractor to hoist large items.

5. Access control personnel will be notified as to the move-in schedule and will monitor the progress of the move. Any changes in the move-in schedule must be reported to Landlord or Landlord's representative immediately. An emergency phone number will be required by the access control personnel for the moving contractor's supervisor and for the Tenant's representative responsible for coordinating the move.

6. Landlord specifically reserves the right to modify any of these rules and regulations and to establish such additional reasonable rules and regulations as in its reasonable judgment shall from time-to-time be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation and good order therein or the protection and comfort of the other tenants of the building and their agents, employees and guests.

EXHIBIT "G"

SPECIAL STIPULATIONS

1. Parking.

Tenant shall have the right, at Tenant's sole risk, to use two (2) reserved parking spaces in the parking deck serving the Building and one (1) unreserved parking space for each whole multiple of one thousand (1,000) rentable square feet contained in the Premises (i.e., a total of nine (9) spaces) (collectively the "Parking Spaces"). At the commencement of the term of this Lease, the prevailing parking rate for reserved parking is One Hundred Fifty and No/100 Dollars ($150.00) per space per month, and One Hundred Ten and No/100 Dollars ($110.00) per space per month for unreserved parking . Landlord and Tenant acknowledge and agree that such parking rates are subject to increases based on market conditions upon not less than thirty (30) days prior notice. Tenant shall pay to Landlord (or to Landlord's designated parking management company), monthly in advance by a single check, the total amount due for Tenant's use of the Parking Spaces for such month. Tenant shall not (i) sublet any of the Parking Spaces, (ii) assign or otherwise dispose of its interest in the Parking Spaces, (iii) grant concessions or licenses for the use of the Parking Spaces or any part thereof, or (iv) in any way authorize or permit the use of the Parking Spaces by any third party.

2. Rent Abatement.

Any provision in the Lease to the contrary notwithstanding, Base Rent shall be abated by one hundred percent (100%) of the monthly Base Rent set forth in Paragraph 1 of the Lease, for the first six (6) full calendar months following the Commencement Date. Commencing in the seventh (7th) full month following the Commencement Date, and continuing regularly and monthly thereafter, Tenant shall pay Landlord the full amount of monthly Base Rent shown in the schedule of Base Rent set forth in Paragraph 1 of the Lease. Notwithstanding the foregoing, upon the occurrence of an event of default by Tenant under this Lease, Landlord shall be entitled to recover from Tenant, as part of its damages, the amount of any Base Rent abated under this provision in addition to any other damages recoverable by Landlord under the Lease.

3. Security Deposit.

Concurrently with the execution of the Lease, Tenant has issued a Fixed Price Secured Convertible Note ("Note") (attached as Exhibit "J") payable to Landlord in the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS $250,000, with a 9% annual simple interest coupon, payable monthly in arrears in cash or registered stock, at Tenant's option, from the date of December 1, 2005 through the earlier of (i) June 1, 2006 (Maturity Date), (ii) the date on which the outstanding principal amount of the Note is prepaid in full prior to the Maturity Date (i.e. the Prepayment Date), or (iii) the date of which the outstanding principal amount of this Note is automatically converted. In lieu of a cash Security Deposit, Landlord shall receive warrants ("Warrants") convertible to common stock of Tenant ("Common Stock") equal to 100% of the of the principal amount outstanding of the Landlord's Note as of closing on the Maturity Date. The Warrants shall have a 3 -year life, with each warrant entitling the Landlord to purchase Common Stock from the Tenant at a purchase price of $1.00 per share. The number of

Warrants issued shall be equal to 100% of the principal amount outstanding of the Landlord's Note as of the Maturity Date multiplied by the $1.00 exercise price. The Warrants shall be subject to anti-dilution provisions reasonably acceptable to Landlord in order to protect the value of the underlying Common Stock. At all times, the Warrants and underlying Common Stock shall have a minimum fair market value at least equal to the outstanding principal balance of the Note as of the Maturity Date or $250,000.00, whichever is lower. If at anytime the market value of the Warrants/Common Stock, as reasonably determined by Landlord from time to time, falls below said minimum value, Tenant shall deposit with Landlord an amount in cash equal to the difference between the market value and the minimum value, within five (5) days of receipt of notice from Landlord of such deficiency. The Warrants/Common Stock shall be held in a Charles Schwab Account established by Landlord. The Warrants shall convert to Common Stock by no later than six (6) months after the Lease Date. Once the Warrants are converted to Common Stock, the Stock shall be sold and Tenant shall deposit in cash the outstanding principal balance of the Note or $250,000.00, whichever is smaller, with Landlord (or such lesser amount of cash in the event Tenant has previously deposited cash with Landlord to make up for a deficiency as provided above), as a Security Deposit under this Lease. If for any reason such conversion does not occur within such six month period, Tenant shall within ten (10) days thereafter deposit $250,00.00 in cash with Landlord to be held as a Security Deposit hereunder. If at any time during such six month period, the closing price of the Common Stock of Tenant is equal to or greater than $1.00 for 30 consecutive trading days, the Note will automatically convert into Common Stock subject to any investor holding limitations. Provided no event of default of Tenant has occurred and is continuing under the Lease, at the expiration of the thirty-sixth (36th) month of the Lease Term, the Security Deposit shall be reduced by 50% to $125,000.00, and the remaining $125,000.00 held on deposit with Landlord, shall, at Landlord's option, be refunded to Tenant or shall be applied as a credit on the monthly Base Rent next coming due under the Lease until such amount is completely exhausted at which time Tenant shall resume paying monthly Base Rent. Tenant further covenants and agrees that it shall register the Common Stock underlying the Note and the Warrants for resale by filing a Registration Statement ("Registration") on form SB-2 (or any other applicable form exclusively for this offering) within 60 days of 90 days of the Lease Date and use its best efforts to have it declared effective within 120 days of the filing. If the Registration is not filed on time or effective within 120 days of the filing, the Tenant shall pay Landlord 1% for the first month and 2% per month for each month thereafter in penalties until such default is cured. The Tenant must maintain effectiveness of the Registration for the life of the Note and Warrants. The Tenant may prepay any outstanding principal of the Note by paying 100% of such amount, including all accrued but unpaid interest under the Note. The documentation shall contain such additional provisions, including without limitation representations, warranties, covenants, agreements and remedies, as Landlord may reasonably request including right of first refusal and future offering restrictions. Subject to the provisions of Article 8 of the Lease, Tenant will complete a build-out of the data center, MPOE, and IRU project with Verizon and Level 3 in the Premises with at least $4,000,000.00 of the proceeds from the sale of the Tenant's Common Stock.

4. <u>Building Services</u>.

Notwithstanding any provision to the contrary set forth in Paragraph 14 of the Lease, Landlord shall provide Tenant the following services to the Premises:

A. HVAC

Standard hours of heating, ventilation and air conditioning (HVAC) will be from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday.

B. Electrical

The Building will provide five (5) watts per square foot for convenience outlets and four and one-half (4.5) watts per square foot for lighting and HVAC.

C. Janitorial

Cleaning services are provided five (5) days per week in a manner consistent with other Class "A" buildings in downtown Atlanta. A complete scope of work can be provided upon request.

D. Security

Security is provided during business hours as well as after-hours, weekends and holidays. Guards are on-site and sign-in/sign-out arrangements are required during after hours. In addition, the Building and attached parking garage are equipped with security cameras and a card-key access system.

E. Access

Tenant's specified employees shall have access 24 hours per day, 7 days per week, 52 weeks per year to the Premises, Building and attached Parking Garage.

4. Telecommunications Area.

In addition to the Premises, Landlord leases to Tenant, and Tenant hereby accepts and agrees to lease, on a month-to-month basis, beginning on the Commencement Date, a portion of the basement of the Building as designated by Landlord (the "Telecommunications Area"), for the sole purpose of housing Tenant's telecommunications equipment (the "Telecommunications License"). Landlord has made no representations or promises with respect to the Telecommunications Area except as herein expressly set forth. Tenant acknowledges and agrees that the Telecommunications Area is being leased by Landlord to Tenant, and shall be accepted by Tenant, in its current "As-Is" condition, and that Landlord has and shall have no obligation of any kind or duty to make any alterations, repairs or improvements of any kind or nature to the Telecommunications Area to prepare the same for Tenant's use. Tenant acknowledges that, other than lighting to the Telecommunications Area, Landlord will not be required to provide any services whatsoever to the Telecommunications Area, including, without limitation, cleaning services, heating or air conditioning. Tenant acknowledges that it shall not utilize the Telecommunications Area other than for the permitted purpose stated above and no employees or personnel will be working in the Telecommunications Area. In consideration for Tenant's use of the Telecommunications Area, Tenant shall pay to Landlord, at the address for payments set forth in the Lease, without demand, deduction or set-off, a monthly fee in the amount of

$1,500.00 (hereinafter called the "License Fee"), in advance on the first day of each calendar month, prorated for any partial months. The License Fee shall escalate 3% annually on each anniversary of the Commencement Date. The License Fee shall be considered past due for purposes hereof if not paid on or before the fifth (5th) day of any month, and Tenant shall incur a monthly service charge of five percent (5%) per month for that and each subsequent month that the License Fee remains past due. Tenant's use of the Telecommunications Area shall be subject to the duties and obligations of Tenant contained in the Lease (including, without limitation, the maintenance, repair, insurance and surrender obligations set forth therein), as if the Telecommunications Area were a part of the Premises. Tenant shall indemnify, defend and hold harmless Landlord and the Telecommunications Area, at Tenant's expense, to the extent and in the manner provided in Section 12(b) of the Lease. Either party has the right to terminate the Telecommunications License upon thirty (30) days prior written notice to the other party; and upon the date specified in such notice the Telecommunications License shall terminate and Tenant shall vacate and surrender the Telecommunications Area to Landlord in the manner set forth in the Lease, and the parties shall have no further obligations hereunder. Any termination of the Lease or Tenant's right to possession of the Premises pursuant to any provision of the Lease, whether terminated by Landlord or Tenant, shall also act to terminate the Telecommunications License.

5. TENANT'S BROKER DISCLOSURE.

TENANT HEREBY ACKNOWLEDGES AND AGREES THAT TENANT'S BROKER HAS EXCLUSIVELY REPRESENTED TENANT IN CONNECTION WITH THE NEGOTIATION OF THIS LEASE, AND IN CONNECTION WITH SUCH REPRESENTATION, THAT TENANT'S BROKER HAS DISCLOSED TO TENANT ITS AFFILIATION WITH LANDLORD, AND THAT FROM TIME TO TIME, TENANT'S BROKER RENDERS ADVICE TO LANDLORD AND PROVIDES SERVICES TO LANDLORD. IN ADDITION, CERTAIN EQUITY PRINCIPALS AND/OR EMPLOYEES OF TENANT'S BROKER ARE ALSO EQUITY PRINCIPALS AND/OR EMPLOYEES OF LANDLORD, OR OTHERWISE HAVE A CLOSE FAMILIAL RELATIONSHIP. TENANT HERBY FURTHER ACKNOWLEDGES AND AGREES THAT TO THE EXTENT A CONFLICT OF INTEREST WOULD EXIST WITH RESPECT TO TENANT'S BROKER AFFILIATION WITH LANDLORD AS DESCRIBED HEREIN, TENANT HEREBY WAIVES SUCH CONFLICT, AND AGREES THAT IT HAS INDEPENDENTLY REVIEWED THE TERMS AND PROVISIONS OF THIS LEASE, AND IS SATISFIED WITH SAME NOTWITHSTANDING ANY ADVICE RENDERED TO IT BY TENANT'S BROKER; AND FURTHER, THAT TENANT'S BROKER IS NOT BY REASON THEREOF ACTING AS A DUAL AGENT, AND IS NOT DISQUALIFIED FROM REPRESENTING TENANT IN THIS TRANSACTION.

__________________ Tenant's Initials

__________________ Landlord's Initials

6. Demising Wall and Multi-Tenant Corridor and Common Areas.

Landlord, at its sole cost and expense, shall install (i) a demising wall in the Premises, and (ii) a multi-tenant corridor and common areas as described in Exhibit __ attached hereto, at such time as the space adjacent and contiguous to the Premises is leased by Landlord.

EXHIBIT "H"

WAIVER OF CLAIMS FORM

CENTENNIAL TOWER

ATHLETIC CLUB
EXERCISE FACILITY AGREEMENT

This Exercise Facility Agreement (the "Agreement"), dated as of _______________, 200_, (the "Effective Date") is entered into and between Atlanta Centennial, LLC, acting by and through _____________________ (the "Manager"), whose address is 101 Marietta Street, Suite 3130, Atlanta, GA 30303, and the undersigned (the "Member") for the right of privilege to use the exercise facility, including the exercise equipment, improvements, furnishings, and fixtures therein situated, in the Lower Lobby of Centennial Tower ("Centennial Tower") located at 101 Marietta Street Atlanta, Georgia 30303 (collectively, the "Exercise Facility" or the "Facility").

1. Term. Subject to and upon the terms herein set forth, and the rules and regulations promulgated by Manager from time to time, Member shall have the right to use Exercise Facility. Manager may revoke the Member's right to use the Exercise Facility at any time with or without cause, in Manager's sole discretion. In addition, this Agreement shall automatically terminate at such time as Member is no longer a Tenant or an employee of a Tenant of Centennial Tower. The term of this Agreement shall commence on the Effective Date and shall continue month to month, unless this Agreement is sooner terminated by Manager, or otherwise terminated in accordance with the terms set forth herein, or otherwise extended by a written agreement by and between Manager and the Member.

2. Use of the Exercise Facility

a. Facility Rules. Member shall use the Exercise Facility in accordance with the rules and regulations promulgated by Manager (the "Rules") and posted at the Facility. Any and all persons who participate in or use the Facility or its services must be a member, in good standing. Any unauthorized persons discovered by Manager with in the Facility will be deemed a trespasser and requested to leave the Facility, other than qualified personal trainer assisting and instructing Member in the use of the Facilities. Manager reserves the right to refuse usage of the Exercise Facility to anyone in its sole discretion. Manager further reserves the right to close the Facility during legal holidays. Member acknowledges that he or she has received a copy of the current Rules (a copy of which is on page 4) prior to entering into this Agreement and that he or she has read, understands, and agrees to comply with and be bound by the Rules. Manager reserves the right to amend or supplement the Rules at any time in its sole discretion. Member further agrees to comply with and be bound by any amendments or supplements to the Rules which may from time to time be adopted by Manager, including but not limited to, the provisions of the Rules which may govern or affect the terms of this Agreement such as renewal or termination of membership, collection of any delinquent payments of the Contract Price, use of the Facility, or other provisions within this Agreement. Member's failure to observe the rules

and regulations shall, at Manager's election, result in the termination of Member's right to use the Facility.

b. Member's Responsibilities. The Exercise Facility may be equipped from time to time with free weight, weight lifting machines, stationery bicycles, stair climbers and other exercise equipment. In addition to the other responsibilities of the Member set forth herein or in the Rules, Member is responsible for becoming fully informed as to the function and operation of all exercise equipment, machines, apparatus, furnishings, and fixtures with the facility prior to using the Facility, and will exercise ordinary and reasonable care in his or her operation and use of the Facility. In the event Member is not fully informed as to the function and operation of all exercise equipment, machines, apparatus, furnishing, and fixtures with the Facility, Member shall be responsible for reviewing the equipment instructional brochures on file with the facility and, to the extent Member may require additional assistance, to obtain instruction from a qualified personal trainer selected by Member at Member's cost and expense in the safe and appropriate use and operation of Facility equipment prior to Member's use of the facility. Member agrees to use the exercise equipment for the purposes to which such equipment is intended and apparently designed to be used. Member agrees that Member's uses of the Facility at all times will be within Member's own physical capabilities and limitations. Where instructions from the manufacturer, any independent instructor, or notices concerning use of the exercise equipment within the Facility have been made available, Member agrees to follow such instructions in utilizing the Facility. Member agrees and understands that using the Exercise Facility involves dangers or personal injuries such as muscle strain, as well as other dangers and injuries that cannot be foreseen, and that injury or death could result from his or her use of the Facility. Use of the Facility means that the member has knowledge of and appreciates the risks involved with such use, including potential injuries, which may arise therefrom. Member shall be responsible for undertaking all reasonable steps to guard against injury to his or her self and to other persons or property within the Facility or the premises of Centennial Tower, and to prevent damage to the Facility or any other property within the Centennial Tower. Member shall promptly notify Manager of any defective exercise equipment, as well as any damage to the equipment. Member is responsible for safeguarding all valuables prior to entry, or while within, the Facility, and agrees that the lockers provided within the Facility are designed for clothing and gym bags and that valuables are not secure in the Facility. Manager is not responsible for lost or stolen items. At Manager's option, Manager may elect to discontinue the towel service for the Facilities and require Member to furnish his or her own towels.

c. Assumption of Risk. Member has personally conducted an inspection of the facility and hereby acknowledges that no security personnel or exercise consultant shall be present in the Exercise Facility. Member shall be solely responsible for his or her own safety and shall determine his or her own physical capabilities and limitations in utilizing the exercise facility. Member agrees that upon any use of, or presence within, the exercise facility, member is making an informed choice to use or be present within the facility and expressly assumes the risk of such use or presence. Member acknowledges that the American College of Sports Medicine advises that each member, especially those 35 years of age and older, should consult his or her physician and follow such physician's recommendation before using the facility or otherwise beginning any exercise program at the exercise facility. Furthermore, if member has a history of heart disease, member should consult a physician before using the facility.

3. Access Card. On the Effective Date, Manager will provide Member with a security coded access card (the "Access Card") which will enable Member to gain access to the Exercise Facility in accordance with the terms of this Agreement. Contemporaneously herewith, Member has paid to Manager a one-time, nonrefundable charge of $25.00 (the "Access Card Fee"). Access to the Facility is strictly limited to Members in good standing. Member shall notify Manager immediately if Member loses or misplaces his or her Access Card and shall pay to Manager reasonable charge, as determined by Manager from time to time in its sole discretion, for each reissuance of any lost, stolen, or damaged Access Card.

4. Contract Price and Initiation Fee. Contemporaneously herewith, Member has paid Manager the sum of $50.00 as a nonrefundable initiation fee (the "Initiation Fee"). In addition to the Initiation Fee, Member agrees to pay to Manager during the term of the Agreement a monthly membership fee in the amount of $15.00 (as modified form time to time, the "Contract Price"), payable as follows. Contemporaneously with the execution of this Agreement, Member has paid Manager the sum of $_____ representing the aggregate Contract Price through June 30/December 31, _____(circle one). Thereafter, on July 1 and January 1 of each calendar year during the term of this Agreement, Member shall pay such installments to the order of "Central Parking" at 98 Cone Street, Atlanta Georgia 30303, or to such other address as may designated by Manager in writing from time to time. If the Agreement terminates before December 31st or June 30th of any calendar year, then Member will receive a refund equal to the monthly Contract Price previously paid by Member multiplied by the number of full calendar months for which Member has prepaid Manager and which have not elapsed under this Agreement. There shall be no reimbursement of Member of partial months.

Member understands and agrees that the Contract Price, and any other charges incurred or imposed by the Exercise Facility resulting from my membership or participation at the Facility, are in consideration of and payment for the Member's use of the Facility in accordance with the terms of this Agreement. Time is of the essence with respect to any and all payments of the Contract Price or other sums due hereunder. Manager reserves the right to increase the Contract Price by giving Member not less than thirty (30) days written notice hereof.

5. Delinquent Contract Price Payments and Collection Rights. All payments of the Contract Price not paid when due shall bear interest from such due date at the annual percentage rate of 18% (the "Default Rate") on the amount delinquent until paid. Upon any failure of the Member to make payment when due within five (5) days of its due date, Manager shall have the option of termination this Agreement and all rights of Member to use the Facility, and Deactivation Member's Access Card. In the event this agreement is terminated because of Member's default thereunder, Member shall be required to pay a new Initiation Fee in the amount then determined by the Manager upon any subsequent reinstatement of the Member's right to use the Facility. The Member also agrees to pay to Manager reasonable attorneys' fees, court cost, and all other expense incurred by Manager, in any dispute, negotiation, trial, appeal, or administrative or bankruptcy proceeding, concerning the terms of this Agreement, including without limitation, any actions wherein Manager seeks to enforce or defend its rights under this Agreement or to enforce Member's obligations under this Agreement, together with interest on such amounts at the Default Rate.

6. No Waiver. Member hereby acknowledges that failure of Manager to enforce any Rules, or condition of membership or any of its rights under this Agreement or under law shall not be deemed or construed to be a waiver by Manager of its rights thereafter to insist upon the Member's compliance with all Rules adopted by Manager, from time to time, and with all terms and conditions of this Agreement.

7. Release. In consideration of the use of the exercise and recreational facilities at the Exercise Facility, Member does hereby agree to release and hold harmless Manager, Atlanta Centennial, LLC, and its partners, any subsequent owner of the building wherein the Facility is located, and their respective subsidiaries and affiliates, employees, officers, agents, contractors, contract managers, successors and assigns (collectively hereinafter, the "Companies") from liability for all injuries sustained by the Member, any loss or damages of any nature or kind, and/or cost of liability resulting from any act or omission, including negligence, of the Companies in connection with the use of the Facility by Member or others. Member agrees to indemnify and hold harmless the companies from any loss, liability, damage or cost that it/they may incur from Member's presence at the Facility or use of the Facility, including but not limited to any liability or loss the Companies may be held responsible for because of any torts committed by the Member or any guest of Member, against the Member or against any other persons present at the Facility or present within the premises of the Centennial Tower, and Member further agrees to reimburse the Companies for any damage that he or she may cause, or any guest of the Member may cause, to the Facility or to the asset or property of the Companies. It is intended that this release shall constitute a good, sufficient, and complete defense against any action which might be brought by the Member or anyone acting on the Member's behalf or claiming by or through the Member, alleging injury, loss, or damage arising out of use of, or presence within, the Facility. Member further agrees to execute and deliver to Manager or Manager's designees such additional release(s), which may be required by Manager from time to time. Member acknowledges that his or her execution and delivery of this release and indemnity is a material inducement for Manager to enter into this Agreement, that Manager has entered into this Agreement in reliance on this release and indemnity, and that Manager would not enter into this Agreement in the absence of this release and indemnity. Member has signed this release and indemnity of his or here own free will and agrees with all terms and conditions.

8. Miscellaneous. By signing this Agreement, Member acknowledges that he or she has read this entire Agreement and fully understands and agrees to all terms and conditions of this Agreement, and the Rules as amended from time to time. This Agreement shall inure to the benefit of Manager, the Companies, and their respective successors and assigns.

[signatures appear on following page]

MEMBER:

By: ______________________________
(Signature)

Name: ______________________________
(Please Print)

Company: ______________________________

Office Telephone Number: ________________

Access Card Number: ____________________

Date: ______________________________

In the event of an emergency, please contact: ______________________________
(relationship and telephone number): ______________________________

TENANT:

________________________, __________

Date: __________

By: ______________________________
Typed Name: __________________________
Title: ______________________________

LANDLORD:

Atlanta Centennial, LLC, a Delaware limited liability company

Date: __________

By: ______________________________
Typed Name: __________________________
Title: ______________________________

EXHIBIT "I"

COMMENCEMENT DATE AGREEMENT

This Agreement, made this ___ day of _________, ____, between Atlanta Centennial, LLC, a Delaware limited liability company ("Landlord") and ______________________, a ___________ corporation ("Tenant").

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated ________ ___, ____ (the "Lease") for premises located on the ___ floor of the Building known as Centennial Tower;

NOW THEREFORE, pursuant to the provisions of Paragraph 4 of the Lease, Landlord and Tenant hereby agree as follows:

1. The Commencement Date of the Lease Term is __________ ___, ____.

2. The Lease Term shall expire on __________ ___, ____.

3. Tenant is in possession of, and has accepted, the Premises demised by the Lease. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or off-sets against the enforcement of the Lease by Landlord.

TENANT:

____________________, a______________

By: ______________________________
Typed Name:_________________________
Title: ______________________________

Dated: __________

LANDLORD:

Atlanta Centennial, LLC, a Delaware limited liability company

By: ______________________________
Typed Name:_________________________
Title: ______________________________

Dated: __________

EXHIBIT "J"

PROMISSORY NOTE ATTACHED